Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon H. Link and Kai P. Larson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462 of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard P. Shaykin	Chairman of the Board of	April 28, 2006
Leonard P. Shaykin	Directors, Chief Executive
Officer (Principal Executive
Officer)

/s/ Gordon H. Link, Jr.	Senior Vice President and Chief	April 28, 2006
Gordon H. Link Jr.	Financial Officer (Principal
Financial and Accounting
Officer)

/s/ Patricia A. Pilia	Director	April 28, 2006
Patricia A. Pilia, Ph.D.

/s/ Stephen K. Carter	Director	April 26, 2006
Stephen K. Carter, M.D.

/s/ George M. Gould	Director	April 27, 2006
George M. Gould

/s/ Arthur H. Hayes, Jr.	Director	April 28, 2006
Arthur H. Hayes, Jr., M.D.

/s/ Elliot M. Maza	Director	April 28, 2006
Elliot M. Maza

/s/ Richard N. Perle	Director	April 28, 2006
The Honorable Richard N. Perle

/s/ Robert E. Pollack	Director	April 27, 2006
Robert E. Pollack, Ph.D.